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                                                                     EXHIBIT 11

                    RECYCLING INDUSTRIES INC. AND SUBSIDIARIES
                     COMPUTATION OF EARNINGS PER COMMON SHARE


                                              Three Months Ended
                                                  December 31,
                                          --------------------------
                                               1996          1995
                                          ------------   -----------
Primary earnings
  Net loss                                $  (355,000)   $ (368,000)
                                          -----------    ----------
                                          -----------    ----------
Shares
  Weighted average number of
   common shares outstanding               13,882,482     8,452,066
                                          -----------    ----------
                                          -----------    ----------
Primary earnings per common share
  Net loss                                $     (0.03)   $    (0.04)
                                          -----------    ----------

Fully diluted earnings
  Net loss                                $  (355,000)   $ (368,000)
                                          -----------    ----------
                                          -----------    ----------
Shares
  Weighted average number of common
   shares outstanding as adjusted          13,882,482     8,452,066

Assuming conversion of convertible
 preferred stock                                9,602         8,667
                                          -----------    ----------
Weighted average number of common
 shares outstanding as adjusted            13,892,084     8,460,733
                                          -----------    ----------
                                          -----------    ----------
Fully diluted earnings per common share
  Net loss                                $     (0.03)   $    (0.04)
                                          -----------    ----------